UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MF Global Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	Not Applicable
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Common Shares, par value $1.00 per share	New York Stock Exchange, Inc.
Shareholder Rights	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-143395

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Registrant’s Securities to be Registered

The description of the common shares, par value $1.00 per share, of MF Global Ltd., a Bermuda exempted company (the “Registrant”), and the associated shareholder rights, to be registered hereunder is set forth under “Description of Share Capital” in the Registrant’s registration statement on Form F-1 (File No. 333-143395) filed with the Securities and Exchange Commission on May 31, 2007, as subsequently amended (the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation and Memorandum of Association of MF Global Ltd.*

3.2	Form of By-Laws of MF Global Ltd.*

4.1	Form of Certificate for Common Shares*

4.2	Form of Registration Rights Agreement by and among MF Global Ltd., Man Group plc and Man Group U.K. Ltd.*

4.3	Form of Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent*

*	Incorporated herein by reference to the identically numbered exhibit in the Registrant’s Registration Statement on Form F-1 (File No. 333-143395).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MF Global Ltd.

Date: July 13, 2007	BY: /S/ HOWARD SCHNEIDER
Name: Howard Schneider
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation and Memorandum of Association of MF Global Ltd.*

3.2	Form of By-Laws of MF Global Ltd.*

4.1	Form of Certificate for Common Shares*

4.2	Form of Registration Rights Agreement by and among MF Global Ltd., Man Group plc and Man Group U.K. Ltd.*

4.3	Form of Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent*

*	Incorporated herein by reference to the identically numbered exhibit in the Registrant’s Registration Statement on Form F-1 (File No. 333-143395).